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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  June 26, 1997

                           American Vantage Companies
             (Exact name of Registrant as specified in its charter)

            Nevada                     0-10061             04-2709807
(State or other jurisdiction of     (Commission        (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)

6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (702) 227-9800
                       American Casino Enterprises, Inc.
          (Former name or former address, if changed since last report)
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Item 5.     Other Events

On June 26, 1997, American Vantage Companies, formerly known as American Casino Enterprises, Inc. (the "Company") and the Table Mountain Rancheria, a federally recognized Indian Tribe (the "Tribe") executed a letter agreement (the "Amendment") which amends its Consulting Agreement, dated February 1, 1996 (the "Consulting Agreement"), pursuant to which the Company provides consulting services and technical assistance, training and advice to the Tribe, the Tribe's Board of Directors which manages its Tribal Gaming Enterprises (the "Enterprise") and to Enterprise employees and staff. The Amendment modifies the Consulting Agreement by providing that:

       (a) effective May 1, 1997, the Tribe shall pay to the Company a Base Consulting Fee of Sixty Thousand Dollars ($60,000) per month for each month remaining under the initial term of the Agreement,

      (b) effective May 1, 1997,the Tribe shall pay to the Company an Additional Consulting Fee per month for each month remaining under the initial term of the Agreement as follows:

       - net revenues of the Enterprise (before the payment of consulting fees) exceeds one million five hundred thousand dollars ($1,500,000), but less than two million dollars ($2,000,000), the consulting fee shall be an additional sixty thousand dollars ($60,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds two million dollars ($2,000,000), but less than two million five hundred thousand dollars($2,500,000), the consulting fee shall be an additional seventy thousand dollars ($70,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds two million five hundred thousand dollars ($2,500,000), but less than three million dollars ($3,000,000), the consulting fee shall be an additional seventy thousand dollars ($70,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds three million dollars ($3,000,000), but less than three million five hundred thousand dollars ($3,500,000), the consulting fee shall be an additional one hundred thousand dollars ($100,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds three million five hundred thousand dollars ($3,500,000), but less than three million seven hundred seventy five thousand dollars ($3,775,000), the consulting fee shall be an additional ninety thousand dollars ($90,000);

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      - net revenues of the Enterprise (before the payment of consulting fees)
      exceeds three million seven hundred seventy five thousand dollars ($3,775,000), but less than four million dollars ($4,000,000), the consulting fee shall be an additional fifty thousand dollars ($50,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds four million dollars ($4,000,000), but less than four million two hundred fifty thousand ($4,250,000), the consulting fee shall be an additional fifty thousand dollars ($50,000);

      - net revenues of the Enterprise (before the payment of consulting fees) exceeds four million two hundred fifty thousand ($4,250,000), but less than four million five hundred thousand dollars ($4,500,000), the consulting fee shall be an additional fifty thousand dollars ($50,000);

      (c) The elimination of subsection B. of the Consulting Agreement, whereby, the Tribe will no longer have the right to terminate the Agreement prior to May 1, 1998, the end of the initial term of the Consulting Agreement, through provisions of a buyout clause in the Consulting Agreement.

The effect of the concession is to reduce the Company's revenues and its net income if net revenues (before the payment of consulting fees) of the Table Mountain Casino remain unchanged from its present level of activity.

This amendment of the Consulting Agreement does not affect the provisions of the separate termination agreement entered into February 1, 1996 under which a monthly payment of $350,000 will be paid to the Company through January 31, 2000.

Item 7.     Financial Statements and Exhibits.

            1. Letter Agreement between American Vantage Companies, formerly known as American Casino Enterprises, Inc., and Table Mountain Rancheria dated June 26, 1997.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:       June 30, 1997           AMERICAN VANTAGE COMPANIES


                              By:   /s/ Ronald J. Tassinari
                                    Ronald J. Tassinari
                                    President

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